UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

APPLE REIT TEN, INC.
(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Apple REIT Ten, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated September 30, 2011 and filed (by the required date) on October 5, 2011 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities and Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

	The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

	Apple REIT Ten, Inc. (Unaudited)

	Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011	42
	Notes to Pro Forma Condensed Consolidated Balance Sheet	44
	Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010 and Six Months Ended June 30, 2011	45
	Notes to Pro Forma Condensed Consolidated Statements of Operations	50

(c)	Shell company transactions.

	Not Applicable

(d)	Exhibits.

	None

Independent Auditors’ Report

To the Board of Directors
Apple Ten Hospitality Ownership, Inc.

We have audited the accompanying balance sheet of Ascent Hospitality, Inc., as of December 31, 2010, and the related statement of income and cash flows for the year then ended. These financial statements are the responsibility of the Ascent Hospitality Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ascent Hospitality, Inc., as of December 31, 2010, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Montgomery, Alabama
November 7, 2011

ASCENT HOSPITALITY, INC.
BALANCE SHEET
DECEMBER 31, 2010

ASSETS

Investment in hotel, net of accumulated depreciation of $1,684,568	$13,530,466
Cash and cash equivalents	9,035
Accounts receivable	46,972
Intangible assets, net of accumulated amortization of $12,682	67,434
Other assets	30,358

TOTAL ASSETS	$13,684,265

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Mortgage payable	$10,152,909
Accounts payable and accrued expenses	296,593
Due to management company	37,091

Total liabilities	10,486,593

STOCKHOLDERS’ EQUITY

Common stock - $10 par value, 1,000 shares authorized, issued and outstanding	10,000
Retained earnings	3,187,672

TOTAL STOCKHOLDERS’ EQUITY	3,197,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,684,265

5

ASCENT HOSPITALITY, INC.
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2010

REVENUES

Rooms	$3,203,052
Other	342,591

Total revenues	3,545,643

EXPENSES

Rooms	833,549
Hotel administration	631,068
Property operation, maintenance and energy costs	402,131
Management and franchise fees	261,069
Taxes, insurance and other	289,591
Depreciation and amortization	679,168

Total expenses	3,096,576

OPERATING INCOME	449,067

OTHER INCOME (EXPENSE)

Interest income	1,154
Interest expense	(345,573)

Total other income (expense)	(344,419)

NET INCOME	$104,648

6

ASCENT HOSPITALITY, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$104,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	679,168
Change in assets and liabilities:
Increase in:
Accounts receivable	(16,069)
Prepaid expenses and other current assets	(16,079)
Increase in:
Accounts payable and accrued expenses	82,433

Net cash provided by operating activities	834,101

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of capital assets	(26,199)

CASH FLOWS FROM FINANCING ACTIVITIES

Principal payments on mortgage payable	(278,798)
Advances from related parties	30,000
Distributions	(560,000)

Net cash used by financing activities	(808,798)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(896)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	9,931

CASH AND CASH EQUIVALENTS AT END OF YEAR	$9,035

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash payments for interest	$346,069

7

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ascent Hospitality, Inc. (the Company) was incorporated in the State of Indiana on November 10, 2005 for the purpose of developing and operating a Hilton Garden Inn and operating the hotel under a management agreement with Schulte Hospitality Group, Inc. (the Manager). The hotel is located in Merrillville, Indiana.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company reports trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotel Property

The investment in the hotel is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 years for furniture, fixtures and equipment.

Asset Impairment

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted expected cash flows. Future events could cause the Company to conclude that impairment indicators exist and that long-lived assets may be impaired. To date, no impairment losses have been recorded.

Franchise Fees

Franchise fees are amortized on a straight-line basis over the term of the agreement commencing on the hotel opening date.

8

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Financial Accounting Standards Board Accounting Standards Codification 740-10, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.

As of December 31, 2010, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements.

With few exceptions, the Company is no longer subject to U.S. federal, state, and local income tax examinations by tax authorities for years before 2007.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the Company’s services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel franchise agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $250,526 for the year ended December 31, 2010.

Lodging and Sales Taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company’s accounting policy is to exclude these taxes from revenues and expenses.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

9

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent Events

Management has evaluated subsequent events through November 7, 2011, which is the date the financial statements were available to be issued.

2.	INVESTMENT IN HOTEL PROPERTIES

The following is a reconciliation of the carrying value of the investment in hotel at December 31, 2010:

Land and land improvements	$1,641,000
Building and improvements	10,762,835
Furniture, fixtures and equipment	2,811,199

15,215,034
Less accumulated depreciation	(1,684,568)

Investment in hotel, net	$13,530,466

Depreciation expense was $673,827 for the year ended December 31, 2010.

3.	INTANGIBLE ASSETS

Franchise Fees

Franchise fees totaling $80,116 have been paid to Hilton Hotels as of December 31, 2010. Amortization expense totaled $5,341 for the year ended December 31, 2010.

Estimated aggregate amortization expense is as follows:

2011	$5,341
2012	5,341
2013	5,341
2014	5,341
2015	5,341
Thereafter	40,729

Total	$67,434

The Company is subject to a franchise agreement with Hilton Hotels under which the Company agrees to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers a term of 20 years. The agreement provides for payment of royalty fees, which are calculated monthly, and totaled $154,388 in 2010.

10

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2010

4.	MORTGAGE PAYABLE

	Mortgage payable at December 31, 2010, consisted of the following:

	Note with Specialty Finance Group, LLC due August 31, 2012; interest at LIBOR plus 3%, secured by the related hotel property and equipment	$10,152,909

	Future maturities at December 31, 2010, are as follows:

	Year ending December 31,
	2011	$288,332
	2012	9,864,577

	Total	$10,152,909

5.	CHANGES IN EQUITY

	Changes in Company retained earnings during 2010 are summarized below:

	Retained earnings at beginning of year	$3,643,024

	Net income	104,648
	Distributions	(560,000)

	Retained earnings at end of year	$3,187,672

6.	MANAGEMENT AGREEMENT

The Company is subject to a management agreement with Schulte Hospitality Group, Inc., which covers an initial term of 3 years with automatic, annual renewals. The agreement provides for payment of accounting fees of $300 per month and monthly base management fees equal to 3% of gross rental revenues. Management fees of $106,681 were expensed in 2010. Amounts due to Schulte Hospitality Group, Inc. totaled $37,091 at December 31, 2010.

7.	CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The balances are insured by the Federal Deposit Insurance Corporation up to$250,000. At December 31, 2010, the Company had no uninsured cash balances and the Company has not experienced any losses.

11

ASCENT HOSPITALITY, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2010

8.	SUBSEQUENT EVENT

In July 2011, the Company amended the terms of its loan agreement with Specialty Finance Group, LLC to primarily extend the maturity date and change the note interest rate in addition to other changes.

In July 2011, the Company entered into a contract to sell the real and personal property of the hotel to Apple Ten Hospitality Ownership, Inc. for a gross purchase price of $14,825,000. The sale was completed on September 30, 2011.

12

ASCENT HOSPITALITY, INC.
BALANCE SHEETS (UNAUDITED) JUNE 30, 2011 AND 2010

	2011	2010

ASSETS
Investment in hotel, net of accumulated depreciation of $2,021,482 and $1,347,655, respectively	$13,213,552	$13,842,379
Cash and cash equivalents	169,101	345,235
Accounts receivable	109,153	74,201
Prepaid expenses and other current assets	8,699	8,303
Intangible assets, net of accumulated amortization of $15,353 and $10,012, respectively	114,763	70,104
Other assets	20,135	20,821

TOTAL ASSETS	$13,635,403	$14,361,043

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Mortgages payable	$10,010,071	$10,293,442
Accounts payable and accrued expenses	257,537	350,059
Due to management company	30,000	—

Total liabilities	10,297,608	10,643,501

STOCKHOLDERS’ EQUITY

Common stock - $10 par value, 1,000 shares authorized, issued and outstanding	10,000	10,000
Additional paid-in capital	60,000	—
Retained earnings	3,267,795	3,707,542

TOTAL STOCKHOLDERS’ EQUITY	3,337,795	3,717,542

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,635,403	$14,361,043

13

ASCENT HOSPITALITY, INC.
STATEMENTS OF INCOME (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	2011	2010

REVENUES

Rooms	$1,634,991	$1,527,509
Other	180,342	180,629

Total revenues	1,815,333	1,708,138

EXPENSES

Rooms	393,259	376,191
Hotel administration	400,763	373,161
Property operation, maintenance and energy costs	127,906	127,820
Management and franchise fees	160,194	127,869
Taxes, insurance and other	110,119	90,456
Depreciation and amortization	339,585	339,585

Total expenses	1,531,826	1,435,082

OPERATING INCOME	283,507	273,056

OTHER EXPENSE

Interest expense	203,384	148,538

NET INCOME	$80,123	$124,518

14

ASCENT HOSPITALITY, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$80,123	$124,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	339,585	339,585
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(62,181)	(43,298)
Prepaid expenses and other current assets	1,524	5,290
Other assets	—	(20,134)
Increase (decrease) in:
Accounts payable and accrued expenses	(46,147)	128,807

Net cash provided by operating activities	312,904	534,768

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of capital assets	(20,000)	(1,199)

CASH FLOWS FROM FINANCING ACTIVITIES

Principal payments on mortgages payable	(142,838)	(138,265)
Payments for debt issue costs	(50,000)	—
Contributions	60,000	—
Distributions	—	(60,000)

Net cash used by financing activities	(132,838)	(198,265)

NET INCREASE IN CASH AND CASH EQUIVALENTS	160,066	335,304

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	9,035	9,931

CASH AND CASH EQUIVALENTS AT JUNE 30	$169,101	$345,235

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash payments for interest	$203,384	$148,538

INDEPENDENT AUDITORS’ REPORT

To the Members and Managers
Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC
Middleton, Wisconsin

We have audited the accompanying combined balance sheet of Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC as of December 31, 2010 and the related combined statements of operations and members’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC as of December 31, 2010 and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Madison, Wisconsin
September 15, 2011

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

COMBINED BALANCE SHEET
December 31, 2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$185,124
Cash reserves	1,880,271
Accounts receivable	238,312
Inventories	78,773
Prepaid expenses	37,318
Other current assets	3,615
Current portion of notes receivable	250,748

Total Current Assets	2,674,161

PROPERTY AND EQUIPMENT, NET	18,166,519

OTHER ASSETS
Notes receivable	581,004
Deferred costs, net	99,397
Intangible assets, net	19,587

Total Other Assets	699,988

TOTAL ASSETS	$21,540,668

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Current maturities of long term debt	$703,050
Accounts payable	199,335
Accrued expenses	340,910
Accrued property taxes	408,004
Deferred revenues	831,752

Total Current Liabilities	2,483,051

LONG-TERM LIABILITIES
Long-term debt	26,203,272

Total Liabilities	28,686,323

MEMBERS’ DEFICIT	(7,145,655)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$21,540,668

See accompanying notes to combined financial statements.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

COMBINED STATEMENT OF OPERATIONS AND MEMBERS’ DEFICIT
Year Ended December 31, 2010

REVENUES
Rooms	$8,905,433
Food and beverage	1,618,963
Other	713,397

Total Revenues	11,237,793

COSTS AND EXPENSES
Rooms	980,771
Food and beverage	1,215,469
Advertising and marketing	750,117
General and administrative	2,367,426
Utilities	460,190
Repairs and maintenance	384,778
Franchise and management fees	898,590
Taxes, insurance and other	587,375
Depreciation and amortization	1,192,618

Total Costs and Expenses	8,837,334

OPERATING INCOME	2,400,459

OTHER INCOME (EXPENSES)
Interest expense	(1,541,301)
Interest income	93,167
TIF revenue	205,897
Loss on fixed asset disposal	(2,177)

Total Other Income (Expenses)	(1,244,414)

NET INCOME	1,156,045

Preferred return to Class A member	(17,350)

NET INCOME ATTRIBUTABLE TO MEMBERS	1,138,695

MEMBERS’ DEFICIT - Beginning of Year	(7,111,339)

Distributions	(1,173,011)

MEMBERS’ DEFICIT - END OF YEAR	$(7,145,655)

See accompanying notes to combined financial statements.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

COMBINED STATEMENT OF CASH FLOWS
Year Ended December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,156,045
Adjustments to reconcile net income to net cash flows from operating activities:
Loss on fixed asset disposal	2,177
Depreciation and amortization	1,192,618
Changes in assets and liabilities:
Accounts receivable	66,201
Inventories	3,326
Prepaid expenses	15,430
Accounts payable	(14,165)
Accrued expenses	(15,240)
Accrued property taxes	14,124
Deferred revenues	(205,897)

Net Cash Flows from Operating Activities	2,214,619

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(26,904)
Principal received for note receivable	205,897
Net increase in cash reserves	(552,088)

Net Cash Flows from Investing Activities	(373,095)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(666,375)
Preferred return payment to Class A member	(17,350)
Distributions to members	(1,173,011)

Net Cash Flows from Financing Activities	(1,856,736)

Net Change in Cash and Cash Equivalents	(15,212)

CASH AND CASH EQUIVALENTS - Beginning of Year	200,336

CASH AND CASH EQUIVALENTS - END OF YEAR	$185,124

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$1,543,226

See accompanying notes to combined financial statements.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2010

NOTE 1 - Summary of Significant Accounting Policies

          Nature of Operations

Omaha Lodging Investors, LLC and Scottsdale Lodging Investors, LLC (the “Companies”) are limited liability companies organized under the laws of the state Wisconsin for the purpose of developing, owning and operating hotels and restaurants in the cities of Omaha, Nebraska and Scottsdale, Arizona, respectively. The hotel in Omaha also includes a free-standing restaurant and parking ramp. The hotels operate as Hilton Garden Inn hotels pursuant to franchise license agreements with a franchise company that is part of Hilton Worldwide, Inc.

          Principles of Combination

Due to common ownership, the accompanying combined financial statements include the accounts of the aforementioned entities as if they were a single entity. There were no transactions between the entities during 2010.

          Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents

The Companies consider all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Companies maintain cash accounts which, at various times, exceed the federally insured limits of $250,000 per bank. The Companies have not experienced any losses in such accounts and do not believe they are exposed to any significant credit risks.

          Cash Reserves

The Companies maintain a reserve for replacements fund used to fund renovations and the replacement of fixed assets. As of December 31, 2010 the balance in the reserve for replacements fund was $1,547,079. Of this total, $606,525 is being held with the lender and withdrawals are subject to their approval. The Companies also maintain a tax escrow account used to fund the payment of real estate taxes. As of December 31, 2010 the balance in the tax escrow account was $333,192.

          Accounts Receivable

Customer accounts receivable are reported at the amount management expects to collect from balances outstanding at year-end. Receivables primarily exist from nightly hotel occupancy. Balances are considered past due after 30 days and do not bear interest. Uncollectible balances are written off against bad debt expense when they become known. Management closely monitors outstanding balances and has not experienced historical losses from bad debt write-offs. As such, no allowance for doubtful accounts is considered necessary.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2010

NOTE 1 - Summary of Significant Accounting Policies (cont.)

          Inventories

Inventories consist primarily of food and beverage inventory and are valued at lower of cost, using the first-in, first-out (FIFO) method, or market.

          Deferred Costs, Net

Deferred costs consist of loan fees of $255,326 which are being amortized over the lives of the loans using the effective interest method. Accumulated amortization of these fees was $155,929 as of December 31, 2010.

          Intangible Assets, Net

Intangible assets consist of franchise fees of $28,000 which are being amortized over the term of the franchise agreement. Accumulated amortization of these franchise fees was $8,413 as of December 31, 2010.

          Property and Equipment, Net

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Major expenditures for property and equipment are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Depreciation of property and equipment is provided over the following useful lives:

Years

Land improvements	15
Buildings and improvements	39
Furniture, fixtures and equipment	5-7

          Impairment of Long-Lived Assets

The Companies review long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

          Deferred Revenues

The Companies record income from a Tax Increment Financing (TIF) agreement when received. The total amount of TIF receipts under the agreement is $1,553,000. During 2010, the Companies received $205,897 of TIF receipts. The Companies have received $721,248 through December 31, 2010 and the remaining $831,752 is shown as deferred revenues on the accompanying combined financial statements.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2010

NOTE 1 - Summary of Significant Accounting Policies (cont.)

          Preferred Member’s Interest

Omaha Downtown Lodging Investors II, LLC has two classes of members. A preferred return in an amount equal to 6.50% per annum of the outstanding Class A preferred capital balance is paid to the Class A member. At December 31, 2010, the outstanding preferred capital balance of the Class A member was $226,989.

          Revenue Recognition

The Companies recognize revenue from rooms as earned on the close of business each day. Revenues from advanced sales are recorded as deposits and are recognized after the obligation has been satisfied. Revenues do not include sales tax as the Companies consider themselves a pass-through conduit for collecting and remitting sales taxes.

          Advertising and Marketing Costs

The Companies expense all advertising and marketing costs as incurred.

          Income Taxes

The Companies have elected to be taxed as partnerships. As such, the Companies’ income, losses and credits are reflected on the income tax returns of the members. Therefore, no provision or liability for income taxes has been included in the accompanying combined financial statements.

The Companies follow an accounting standard related to the accounting for uncertainty in income taxes, which states that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Companies recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Companies applied the new accounting standard to all tax positions for which the statute of limitations remained open.

          Fair Value of Financial Instruments

The Companies’ short-term financial instruments consist of the following: cash, accounts receivable and accounts payable. The carrying values of these short-term financial instruments approximate their estimated fair values based on the instruments short-term nature.

The carrying value of the Companies’ variable rate long-term debt approximates fair value because interest rates on the variable rate debt change as the underlying market rates change. The carrying value of the Companies’ fixed rate debt is considered to approximate fair value as there is no separate market for the debt and the loans cannot be settled by the Companies for amounts different than the recorded amounts.

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2010

NOTE 2 - Property and Equipment

The major categories of property and equipment at December 31, 2010 are summarized as follows:

Land improvements	$3,528,909
Buildings and improvements	15,046,056
Furniture, fixtures and equipment	11,032,208
Land	3,555,672

Subtotal	33,162,845
Less: Accumulated depreciation	15,056,081

Subtotal	18,106,764
Construction in progress	59,755

Property and Equipment, Net	$18,166,519

NOTE 3 - Notes Receivable

Omaha Downtown Lodging Investors II, LLC entered into a redevelopment promissory note with the City of Omaha on March 2, 2000 in the amount of $1,553,000. The note accrues interest at 9.00% per annum. The Companies receive back from the City of Omaha in the form of note payments, 99% of the real estate taxes incurred annually by Omaha Downtown Lodging Investors II, LLC, until the entire amount of the note is satisfied. The balance of the note at December 31, 2010 was $831,752. The Companies expect to receive $250,748 during 2011 based on the 2010 real estate tax assessment. This amount is shown as current portion of notes receivable on the accompanying balance sheet.

NOTE 4 - Accrued Expenses

Accrued expenses consist of the following at December 31, 2010:

Advanced deposits	$28,477
Accrued wages	65,582
Accrued payroll, room and sales taxes	112,829
Accrued interest	134,022

Total Accrued Expenses	$340,910

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2010

NOTE 5 - Long-Term Debt

Long-term debt is summarized as follows:

Promissory note payable to Morgan Stanley Mortgage Capital with monthly payments of $67,957, including principal and interest at 6.07% per annum. This note is due February 2017 and is secured by a first mortgage on the Arizona property.	$10,718,524

Promissory note payable to Morgan Stanley Mortgage Capital with monthly payments of $92,321, including principal and interest at 5.26% per annum. This note is due September 2012 and is secured by a first mortgage on the Nebraska property.	15,932,937

Promissory note payable to First National Bank of Omaha that accrues interest at 250 basis points over the Five Year Treasury Constant Maturities rate (4.84% at December 31, 2010) per annum. The note matures on November 15, 2014. The note is secured by the TIF note receivable as described in Note 3.	254,861

Total	26,906,322

Less: Current portion	(703,050)

Long-Term Portion	$26,203,272

Principal requirements on long-term debt for years ending after December 31, 2010 are as follows:

2011	$703,050
2012	15,842,672
2013	194,116
2014	206,233
2015	219,105
Thereafter	9,741,146

Total Long-Term Debt	$26,906,322

OMAHA DOWNTOWN LODGING
INVESTORS II, LLC AND SCOTTSDALE
LODGING INVESTORS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS
Year Ended December 31, 2010

NOTE 6 - Related Party

North Central Management, Inc, an affiliate of the Companies, provides management services to the Companies for a fee of 4% of gross revenues, as defined in the management agreement. Total fees paid by the Companies to the affiliate were $395,628 during 2010. There were no accrued management fees as of December 31, 2010.

NOTE 7 - Subsequent Event

The Companies have evaluated subsequent events through September 15, 2011, the date that the financial statements were available to be issued for events requiring recording or disclosure in the Companies’ combined financial statements.

The Omaha property was sold on September 1, 2011 to an unrelated party in an arms length transaction. The selling price was greater than the net book value of the property. The proceeds were used to retire the mortgage and satisfy other liabilities with the remaining assets distributed to the members according to the operating agreement.

During 2011, the Scottsdale property entered into a contract to sell the property to an unrelated party in an arms length transaction. The sale has not been completed as of the issuance of these combined financial statements. The contract price is greater than the net book value of the property. According to the contract, the existing mortgage will be assumed by the buyer. The proceeds will be used to satisfy other liabilities with the remaining assets distributed to the members according to the operating agreement.

OMAHA DOWNTOWN LODGING INVESTORS II, LLC AND SCOTTSDALE LODGING INVESTORS, LLC

COMBINED BALANCE SHEETS (UNAUDITED) June 30, 2011 and June 30, 2010

	June 30, 2011	June 30, 2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,180,396	$467,833
Cash reserves	2,319,980	1,822,520
Accounts receivable	395,191	389,623
Inventories	69,997	81,916
Prepaid expenses	6,723	21,670
Other current assets	3,615	3,615
Current portion of notes receivable	250,000	214,217

Total Current Assets	4,225,902	3,001,394

PROPERTY AND EQUIPMENT, NET	17,668,700	18,680,322

OTHER ASSETS
Notes receivable	456,377	706,377
Deferred costs, net	84,382	114,659
Intangible assets, net	18,867	20,309

Total Other Assets	559,626	841,345

TOTAL ASSETS	$22,454,228	$22,523,061

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Current maturities of long term debt	$738,202	$684,712
Accounts payable	318,009	295,184
Accrued expenses	447,541	402,490
Accrued property taxes	392,660	391,521
Deferred revenues	706,377	920,594

Total Current Liabilities	2,602,789	2,694,501

LONG-TERM LIABILITIES
Long-term debt	25,817,961	26,560,890

Total Liabilities	28,420,750	29,255,391

MEMBERS’ DEFICIT	(5,966,522)	(6,732,330)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$22,454,228	$22,523,061

OMAHA DOWNTOWN LODGING INVESTORS II, LLC AND SCOTTSDALE LODGING INVESTORS, LLC

COMBINED STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT (UNAUDITED) Periods From January 1, 2011 to June 30, 2011 and January 1, 2010 to June 30, 2010

	June 30, 2011	June 30, 2010

REVENUES
Rooms	$5,204,981	$4,889,344
Food and beverage	941,712	853,336
Other	480,684	420,686

Total Revenues	6,627,377	6,163,366

COSTS AND EXPENSES
Rooms	547,294	484,476
Food and beverage	670,749	634,075
Advertising and marketing	464,722	388,316
General and administrative	1,348,655	1,253,102
Utilities	234,694	221,702
Repairs and maintenance	184,173	184,081
Franchise and management fees	532,079	490,707
Taxes, insurance and other	295,671	293,051
Depreciation and amortization	525,353	661,325

Total Costs and Expenses	4,803,390	4,610,835

OPERATING INCOME	1,823,987	1,552,531

OTHER INCOME (EXPENSES)
Interest expense	(751,461)	(769,998)
Interest income	26,415	30,800
TIF revenue	125,374	117,055
Loss on fixed asset disposal	—	(6,198)

Total Other Income (Expenses)	(599,672)	(628,341)

NET INCOME	1,224,315	924,190

Preferred return to Class A member	(6,862)	(8,863)

NET INCOME ATTRIBUTABLE TO MEMBERS	1,217,453	915,327

MEMBERS’ DEFICIT - Beginning of Year	(7,145,656)	(7,111,339)

Distributions	(38,319)	(536,318)

MEMBERS’ DEFICIT - END OF YEAR	$(5,966,522)	$(6,732,330)

OMAHA DOWNTOWN LODGING INVESTORS II, LLC AND SCOTTSDALE LODGING INVESTORS, LLC

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED) Periods From January 1, 2011 to June 30, 2011 and January 1, 2010 to June 30, 2010

	June 30, 2011	June 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,224,315	$924,190
Adjustments to reconcile net income to net cash flows from operating activities:
Loss on fixed asset disposal	—	6,198
Depreciation and amortization	525,353	661,325
Changes in assets and liabilities:
Accounts receivable	(156,879)	(85,110)
Inventories	8,776	183
Prepaid expenses	30,595	31,078
Accounts payable	118,673	81,684
Accrued expenses	106,631	46,340
Accrued property taxes	(15,344)	(2,359)
Deferred revenues	(125,374)	(117,055)

Net Cash Flows from Operating Activities	1,716,746	1,546,474

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(11,799)	(29,419)
Principal received for note receivable	125,374	117,055
Net increase in cash reserves	(439,709)	(494,337)

Net Cash Flows from Investing Activities	(326,134)	(406,701)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(350,159)	(327,095)
Preferred return payment to Class A member	(6,862)	(8,863)
Distributions to members	(38,319)	(536,318)

Net Cash Flows from Financing Activities	(395,340)	(872,276)

Net Change in Cash and Cash Equivalents	995,272	267,497

CASH AND CASH EQUIVALENTS - Beginning of Year	185,124	200,336

CASH AND CASH EQUIVALENTS - END OF YEAR	$1,180,396	$467,833

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$758,977	$778,770

INDEPENDENT AUDITORS’ REPORT

To the Owners
   VHRMR Round Rock, LTD

We have audited the accompanying balance sheet of VHRMR Round Rock, LTD (the “Partnership”) as of December 26, 2010, and the related statements of operations, owners’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VHRMR Round Rock, LTD as of December 26, 2010, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, TX
October 3, 2011

VHRMR Round Rock, LTD

Balance Sheet

December 26, 2010

Assets

Property and equipment, at cost
Land	$2,607,157
Buildings and improvements	5,712,268
Furniture, fixtures and equipment	3,819,872
Automobiles	24,666

12,163,963
Less accumulated depreciation and amortization	(168,019)

Property and equipment, net	11,995,944

Other assets
Cash and cash equivalents	230,326
Accounts receivable	27,800
Prepaid expenses	3,045
Deferred charges, net	202,747
Deposits	34,225

Total assets	$12,494,087

Liabilities and Owners’ Equity

Liabilities
Mortgage note payable	$6,787,403
Accounts payable	54,286
Accrued expenses and other liabilities	275,561

Total liabilities	7,117,250

Commitments and contingencies	—

Owners’ equity	5,376,837

Total liabilities and owners’ equity	$12,494,087

The accompanying notes are an integral part of these financial statements.

VHRMR Round Rock, LTD

Statement of Operations

Year Ended December 26, 2010

Revenue
Rooms	$458,809
Telephone	233
Other	9,583

468,625

Departmental expenses
Rooms	150,163
Telephone	4,135
Food and beverage	25,466
Other	3,495

183,259

Other operating expenses
General and administrative	82,073
Advertising and marketing	56,841
Repairs and maintenance	18,446
Utilities	37,895
Management fees – affiliate	14,051
Pre-opening costs	210,100
Other	34,192

453,598

Interest expense	93,637
Depreciation and amortization	171,019

Net loss	$(432,888)

The accompanying notes are an integral part of these financial statements.

VHRMR Round Rock, LTD

Statement of Owners’ Equity

Year Ended December 26, 2010

Balance, December 27, 2009	$3,939,725

Contributions	1,870,000

Net loss	(432,888)

Balance, December 26, 2010	$5,376,837

The accompanying notes are an integral part of these financial statements.

VHRMR Round Rock, LTD

Statement of Cash Flows

Year Ended December 26, 2010

Cash flows from operating activities
Net loss	$(432,888)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	171,019
Amortization of deferred financing costs	26,938
Changes in operating assets and liabilities:
Accounts receivable	(26,500)
Prepaid expenses	(3,045)
Deposits	(34,225)
Accounts payable	(300,415)
Accrued expenses and other liabilities	(350,524)

Net cash used in operating activities	(949,640)

Cash flows from investing activities
Purchases of property and equipment	(9,788,138)

Net cash used in investing activities	(9,788,138)

Cash flows from financing activities
Contributions	1,870,000
Deferred financing costs	(148,228)
Borrowings on mortgage note payable	6,786,403

Net cash provided by financing activities	8,508,175

Net decrease in cash and cash equivalents	(2,229,603)

Cash and cash equivalents at beginning of year	2,459,929

Cash and cash equivalents at end of year	$230,326

Supplemental disclosure of cash flow information:
Cash paid for interest	$95,760

The accompanying notes are an integral part of these financial statements.

VHRMR Round Rock, LTD

Notes to Financial Statements

December 26, 2010

Note 1 - Organization and Summary of Significant Accounting Policies

History

VHRMR Round Rock, LTD (a Texas limited partnership) was formed on July 13, 2006 to own and operate the Homewood Suites Round Rock. The partnership will cease to exist upon the earlier of December 31, 2055, sale of all property, agreement to dissolve by all partners, or other acts by partners as specifically defined in the partnership agreement. Homewood Suites Round Rock is an 115 room hotel located in Round Rock, Texas, and it opened for business in September 2010.

VHRMR Round Rock, LTD will herein be referred to as the “Partnership.” Vista Host, Inc. (“Vista Host”), the management company, is responsible for the daily management of the hotel and accounting for the Partnership. The Partnership is affiliated with Vista Host through common ownership and management. The significant accounting policies of the Partnership are as follows:

Basis of presentation

The accompanying financial statements have been prepared in accordance with U. S. generally accepted accounting principles and present the financial information of the Partnership as of December 26, 2010. The Partnership ends its fiscal year on the last Sunday of December.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Buildings and improvements	6-39 years
Furniture, fixtures and equipment	4-15 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

Long-lived assets

The Partnership reviews their long-lived assets whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, as measured by comparing their book value to the estimated future cash flows generated by their use. The Partnership does not believe that any such changes have occurred and there were no impairment losses recorded in 2010.

Cash equivalents

For purposes of the statement of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

VHRMR Round Rock, LTD

Notes to Financial Statements

December 26, 2010

Note 1 - Organization and Summary of Significant Accounting Policies (Continued)

Accounts receivable

Accounts receivable represent unbilled hotel guest charges for guests staying at the hotel at year end and corporate account customer charges from various times throughout the year. The Partnership estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 26, 2010.

Deferred charges, net

Deferred charges include deferred loan costs and franchise fees. Deferred loan costs are those costs incurred in connection with obtaining mortgage notes payable and are amortized to interest expense, on a straight-line basis, over the term of the notes payable. Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the Homewood Suites name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement. Deferred charges are shown net of accumulated amortization of $29,938 as of December 26, 2010.

Income taxes

No income tax is reflected in the accompanying financial statements because any resulting income tax liability is that of the owners and not the Partnership due to the limited partnership structure.

The Partnership reviews its uncertain tax positions and recognizes the impact of a tax position in the financial statements only if that position is more likely than not of being sustained upon examination to the taxing authority. Any adjustment required would be passed through to the partners for their share of such adjustments. The 2009 and 2010 tax periods remain subject to examination by various tax jurisdictions.

Owners’ equity

The Partnership’s net income or loss is allocated to the owners in accordance with the Partnership’s formation documents.

Revenue recognition

Revenues are derived primarily from the rental of hotel rooms and are recognized as earned.

Advertising

Advertising costs are expensed as incurred. Advertising expense, not including salaries and other related allocated expenses, was $22,032 for the year ended December 26, 2010.

VHRMR Round Rock, LTD

Notes to Financial Statements

December 26, 2010

Note 1 - Organization and Summary of Significant Accounting Policies (Continued)

Concentrations of credit risk

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash equivalents, reserve and escrow accounts, and trade receivables.

The Partnership maintains cash accounts in major U.S. financial institutions. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Any losses incurred in connection with accounts receivable historically have been immaterial and considered a normal cost of operations.

Economic concentrations

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in their geographical area or by changes in the travel and tourism industry.

Fair value of financial instruments

The Partnership records financial instruments under Accounting Standards Codification (“ASC”) 820 which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

A three-level valuation hierarchy for disclosure of fair value measurements categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs include observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities. Level 2 inputs include inputs that are observable directly or indirectly such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. Level 3 inputs include unobservable inputs for which there is little or no market data and which the Partnership makes its own assumptions about how market participants would price the assets and liabilities.

The Partnership’s cash and cash equivalents include a money market fund of $2,278 as of December 26, 2010. The money market fund is valued as a Level 1 input at cost, which approximates fair value.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

VHRMR Round Rock, LTD

Notes to Financial Statements

December 26, 2010

Note 2 - Mortgage Note Payable

A mortgage note payable was entered into on August 3, 2009 with an original principal amount of $8,921,500 available for draw, and was subsequently amended on March 8, 2010 to decrease the amount available to $6,875,000. Interest only payments are due monthly through September 10, 2011. Beginning on October 10, 2011, forty-two principal installments are to be made on a monthly basis, with the installment amount accelerating. During this period, interest payments are due as well. Installments one(1) through twelve(12) are due in the amount of $8,433, installments thirteen(13) through twenty-four(24) are due in the amount of $9,065, installments twenty-five(25) through thirty-six(36) are due in the amount of $9,745, and installments thirty-seven(37) through forty-one(41) are due in the amount of $10,475. The final installment payment is due at maturity, March 10, 2015, and represents a balloon payment for the remaining balance. Interest accrues at LIBOR plus 3% with the minimum rate being 4.25%. The note is secured by the underlying property.

Accrued interest on the mortgage note payable was $20,479 as of December 26, 2010. Interest incurred during the construction of the hotels is capitalized to property and equipment. During the year ended December 26, 2010, the Partnership capitalized interest of $49,145.

Aggregate principal maturities of the mortgage notes payable at December 26, 2010 are:

2011	$25,299
2012	103,093
2013	110,821
2014	119,128
2015	6,429,062

Total future maturities	$6,787,403

Note 3 - Related Party Transactions

Hotel management agreement

Vista Host manages the Partnership under the terms of a management agreement. Principals of Vista Host are also owners of the Partnership. The agreement entitles Vista Host to receive a base fee of 3% of gross revenues of the hotel, plus an incentive management fee of 2% of gross revenues after a preferred return to the owners. Management fees totaled $14,051 for the year ended December 26, 2010, of which $4,458 was accrued at December 26, 2010.

Additionally, $148,095 is due to Vista Host at December 26, 2010 for funds advanced to the Partnership during the hotel’s pre-opening period. These funds are expected to be repaid during 2011, and are included in accrued expenses and other liabilities on the balance sheet.

Litigation

The Partnership is currently not involved in any legal proceedings as of December 26, 2010.

VHRMR Round Rock, LTD

Notes to Financial Statements

December 26, 2010

Note 4 - Commitments and Contingencies

Service agreements

The Partnership has entered into numerous service agreements with various terms for telecommunications, maintenance, pest control, billboard advertising, and other services. Future commitments under these service agreements as of December 26, 2010 are as follows:

2011	$30,130
2012	21,155
2013	20,410
2014	20,410
2015	13,087

Total future commitments	$105,192

In addition to the above service agreements, the Partnership is required under the franchise agreement to maintain computer system maintenance contracts with the franchisor. As of December 26, 2010, monthly fees for these contracts ranged from approximately $200 to $550 per month. These fees are subject to change at the discretion of the franchisor.

Note 5 - Subsequent Events

On October 3, 2011, the Partnership sold the Homewood Suites Roundrock to Apple REIT Ten, Inc., with a sales price of $15.5 million.

The Partnership has performed an evaluation of subsequent events as October 3, 2011, which is the date the financials were available to be issued and has determined that no additional subsequent events should be disclosed.

VHRMR Round Rock, LTD

Balance Sheets (Unaudited)

	June 30,

	2011	2010

Assets
Property and equipment, at cost
Land	$2,607,157	$2,640,259
Buildings and improvements	5,712,776	12,857
Furniture, fixtures and equipment	3,830,704	229,451
Automobiles	24,666	—
Construction in progress	—	4,190,667

	12,175,303	7,073,234

Less accumulated depreciation and amortization	(505,014)	—

Property and equipment, net	11,670,289	7,073,234

Other assets
Cash and cash equivalents	730,744	47,277
Accounts receivable	26,608	50,000
Prepaid expenses	4,987	—
Deferred charges, net	182,136	231,185
Deposits	34,225	—

Total assets	$12,648,989	$7,401,696

Liabilities and Owners’ Equity
Liabilities
Mortgage note payable	$6,875,000	$1,542,761
Accounts payable	61,745	9,221
Accrued expenses and other liabilities	265,788	1,323
Accrued management fees - affiliate	—	50,000

Total liabilities	7,202,533	1,603,305

Commitments and contingencies	—	—

Owners’ equity	5,446,456	5,798,391

Total liabilities and owners’ equity	$12,648,989	$7,401,696

VHRMR Round Rock, LTD

Statements of Operations (Unaudited)

	Six Months Ended June 30,

	2011	2010

Revenue
Rooms	$1,901,624	$—
Telephone	5,780	—
Other	30,570	268

	1,937,974	268

Departmental expenses
Rooms	313,632	—
Telephone	6,299	—
Food and beverage	66,909	—
Other	5,272	—

	392,112	—

Other operating expenses
General and administrative	212,201	256
Advertising and marketing	179,213	—
Repairs and maintenance	41,018	—
Utilities	69,372	—
Management fees - affiliate	96,880	—
Other	80,089	9,846

	678,773	10,102

Interest expense	158,973	—
Depreciation and amortization	338,497	1,500

Net income (loss)	$369,619	$(11,334)

VHRMR Round Rock, LTD

Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,

	2011	2010

Cash flows from operating activities
Net income (loss)	$369,619	$(11,334)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	338,497	1,500
Interest associated with amortization of deferred financing costs	19,111	—
Changes in operating assets and liabilities:
Accounts receivable	1,192	(48,700)
Prepaid expenses	(1,942)	—
Accounts payable	7,459	(345,480)
Accrued expenses and other liabilities	(9,773)	(574,762)

Net cash provided by (used in) operating activities	724,163	(978,776)

Cash flows from investing activities Purchases of property and equipment	(11,342)	(4,697,409)

Net cash used in investing activities	(11,342)	(4,697,409)

Cash flows from financing activities
Contributions	—	1,870,000
Distributions	(300,000)	—
Deferred financing costs	—	(148,228)
Borrowings on mortgage note payable	87,597	1,541,761

Net cash provided by (used in) financing activities	(212,403)	3,263,533

Net increase (decrease) in cash and cash equivalents	500,418	(2,412,652)

Cash and cash equivalents at beginning of period	230,326	2,459,929

Cash and cash equivalents at end of period	$730,744	$47,277

Supplemental disclosure of cash flow information:
Cash paid for interest	$147,355	$—

Apple REIT Ten, Inc.
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011 (unaudited)
 (in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date

CN Hotel Portfolio (1 Hotel):
Home2 Suites	Jacksonville, NC	$12.0	Pending

Hawkeye Hotel Portfolio (1 Hotel):
Hampton Inn & Suites	Davenport, IA	13.0	July 19, 2011

McKibbon Hotel Portfolio (3 Hotels):
Homewood Suites	Knoxville, TN	15.0	July 19, 2011
TownePlace Suites	Knoxville, TN	9.0	August 9, 2011
Homewood Suites	Gainesville, FL	14.6	Pending

Omaha and Scottsdale Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Omaha, NE	30.0	September 1, 2011
Hilton Garden Inn	Scottsdale, AZ	16.3	October 3, 2011

Chicago Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Des Plaines, IL	38.0	September 20, 2011
Hampton Inn & Suites	Skokie, IL	32.0	Pending

Hilton Garden Inn	Mason, OH	14.8	September 1, 2011
Hilton Garden Inn	Merrillville, IN	14.8	September 30, 2011
Homewood Suites	Austin/Round Rock, TX	15.5	October 3, 2011
Fairfield Inn & Suites	South Bend, IN	17.5	November 1, 2011

	Total	$242.5

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of LBAM Investor Group, L.L.C., MHH Management, LLC, Raymond Management Company, Inc., Schulte Hospitality Group, Inc., Vista Host, Inc. and White Lodging Services Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Ten, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2011 nor does it purport to represent the future financial position of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

Balance Sheet as of June 30, 2011 (unaudited)
(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma

ASSETS
Investment in hotel properties, net	$186,522	$241,998	(A)	$428,520
Cash and cash equivalents	142,838	(141,838)	(D)	1,000
Other assets	6,025	6,691	(C)	12,716

Total Assets	$335,385	$106,851		$442,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$—	83,121	(C)	$83,121
Accounts payable and accrued expenses	1,584	2,013	(C)	3,597

Total Liabilities	1,584	85,134		86,718

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	344,961	27,560	(E)	372,521
Accumulated deficit	(3,600)	(5,843)	(B)	(9,443)
Cumulative distributions paid	(7,608)	—		(7,608)

Total Shareholders’ Equity	333,801	21,717		355,518

Total Liabilities and Shareholders’ Equity	$335,385	$106,851		$442,236

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)

The estimated total purchase price for the 13 properties that have been, or will be purchased after June 30, 2011 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Jacksonville, NC Home2 Suites	Davenport, IA Hampton Inn & Suites	Knoxville, TN Homewood Suites	Knoxville, TN TownePlace Suites	Gainesville, FL Homewood Suites	Omaha, NE Hilton Garden Inn	Scottsdale, AZ Hilton Garden Inn

Purchase price per contract	$12,000	$13,000	$15,000	$9,000	$14,550	$30,018	$16,300
Other capitalized costs (credits) incurred	25	71	1,017	(219)	65	93	80

Investment in hotel properties	12,025	13,071	16,017	8,781	14,615	30,111	16,380

Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	240	260	300	180	291	600	326
Other acquisition related costs	30	50	60	54	36	344	41
Net other assets/(liabilities) assumed	(24)	(199)	(11,182)	(6,790)	(13,113)	(199)	(8,900)

Total purchase price	$12,271	$13,182	$5,195	$2,225	$1,829	$30,856	$7,847

(In thousands)	Des Plaines, IL Hilton Garden Inn	Skokie, IL Hampton Inn & Suites	Mason, OH Hilton Garden Inn	Merrillville, IN Hilton Garden Inn	Austin/Round Rock, TX Homewood Suites	South Bend Indiana Fairfield Inn & Suites	Total Combined

Purchase price per contract	$38,000	$32,000	$14,825	$14,825	$15,500	$17,500	$242,518
Other capitalized costs (credits) incurred	(2,043)	121	80	80	60	50	(520)

Investment in hotel properties	35,957	32,121	14,905	14,905	15,560	17,550	241,998	(A)

Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	760	640	297	297	310	350	4,851	(B)
Other acquisition related costs	106	80	69	39	39	44	992	(B)
Net other assets/(liabilities) assumed	(18,169)	(19,143)	(79)	(168)	(99)	(378)	(78,443)	(C)

Total purchase price	$18,654	$13,698	$15,192	$15,073	$15,810	$17,566	$169,398

Less: Cash on hand at June 30, 2011							(142,838)
Plus: Working capital requirements							1,000

							(141,838)	(D)

Equity proceeds needed for acquisitions and working capital							27,560	(E)

(B)

Represents costs incurred to complete the acquisition, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract.

(C)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgage payable, debt service escrows, operational charges and credits and accrued property taxes.

(D)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

(E)	Represents the issuance of additional shares required to fund acquisitions.

Apple REIT Ten, Inc.
Pro Forma Condensed Consolidated Statements of Operations (unaudited)
For the year ended December 31, 2010 and six months ended June 30, 2011
(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Ten, Inc. gives effect to the following hotel acquisition:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date

Hilton Garden Inn	Denver, CO	$58.5	March 4, 2011

CN Hotel Portfolio (4 Hotels):
Hampton Inn & Suites	Winston-Salem, NC	11.0	March 15, 2011
Fairfield Inn & Suites	Matthews, NC	10.0	March 25, 2011
TownePlace Suites	Columbia, SC	10.5	March 25, 2011
Home2 Suites	Jacksonville, NC	12.0	Pending

McKibbon Hotel Portfolio (8 Hotels):
SpringHill Suites	Knoxville, TN	14.5	June 2, 2011
Hilton Garden Inn	Gainesville, FL	12.5	June 2, 2011
SpringHill Suites	Richmond, VA	11.0	June 2, 2011
TownePlace Suites	Pensacola, FL	11.5	June 2, 2011
Hampton Inn & Suites	Mobile, AL	13.0	June 2, 2011
Homewood Suites	Knoxville, TN	15.0	July 19, 2011
TownePlace Suites	Knoxville, TN	9.0	August 9, 2011
Homewood Suites	Gainesville, FL	14.6	Pending

Hawkeye Hotel Portfolio (3 Hotels):
Homewood Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Davenport, IA	13.0	July 19, 2011

Omaha and Scottsdale Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Omaha, NE	30.0	September 1, 2011
Hilton Garden Inn	Scottsdale, AZ	16.3	October 3, 2011

Chicago Hotel Portfolio (2 Hotels):
Hilton Garden Inn	Des Plaines, IL	38.0	September 20, 2011
Hampton Inn & Suites	Skokie, IL	32.0	Pending

Hilton Garden Inn	Mason, OH	14.8	September 1, 2011
Hilton Garden Inn	Merrillville, IN	14.8	September 30, 2011
Homewood Suites	Austin/Round Rock, TX	15.5	October 3, 2011
Fairfield Inn & Suites	South Bend, IN	17.5	November 1, 2011

	Total	$421.0

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of LBAM Investor Group, L.L.C., MHH Management, LLC, Newport Hospitality Group, Inc., Raymond Management Company, Inc., Schulte Hospitality Group, Inc., Stonebridge Realty Advisors, Inc., Vista Host, Inc. and White Lodging Services Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Ten, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Ten, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2010, or the date the hotel began operations nor do they purport to represent the future financial results of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by the historical Statements of Operations of the acquired hotels.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)
For the year ended December 31, 2010
(In thousands, except per share data)

	Company Historical Statement of Operations	Denver, CO Hilton Garden Inn (A)	CN Hotel Portfolio (A)	McKibbon Hotel Portfolio (A)	Hawkeye Hotel Portfolio (A)	Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (A)	Chicago Hotel Portfolio (A)

Revenue:
Room revenue	$—	$8,978	$3,339	$21,903	$6,644	$8,905	$14,490
Other revenue	—	2,372	59	510	67	2,333	2,399

Total revenue	—	11,350	3,398	22,413	6,711	11,238	16,889

Expenses
Operating expenses	—	3,798	1,097	7,925	1,946	3,792	7,161
General and administrative	28	1,635	34	2,369	387	2,367	2,947
Management and franchise fees	—	1,003	494	1,935	950	899	1,229
Taxes, insurance and other	—	374	234	1,336	451	587	1,699
Acquisition related costs	—	—	—	—	—	—	—
Depreciation of real estate owned	—	1,325	463	4,083	720	1,193	2,300

Interest, net	3	753	324	3,227	1,365	1,244	2,839

Total expenses	31	8,888	2,646	20,875	5,819	10,082	18,175

Income tax expense	—	—	—	—	—	—	—

Net income (loss)	$(31)	$2,462	$752	$1,538	$892	$1,156	$(1,286)

Basic and diluted earnings per common share	$(3,083.50)

Weighted average common shares outstanding - basic and diluted	—

Pro Forma Condensed Consolidated Statement of Operations (unaudited)
For the year ended December 31, 2010
(In thousands, except per share data)

	SASI, LLC Mason, OH Hilton Garden Inn (A)	Ascent Hospitality, Inc. Merrillville, IN Hilton Garden Inn (A)	VHRMR Round Rock , LTD Austin/Round Rock, TX Homewood Suites (A)	KRG/White LS Hotel, LLC & Kite Realty/White LS Hotel Operators, LLC South Bend, IN Fairfield Inn & Suites (A)	Pro forma Adjustments		Total Pro forma

Revenue:
Room revenue	$2,190	$3,203	$459	$1,568	$—		$71,679
Other revenue	304	343	10	19	—		8,416

Total revenue	2,494	3,546	469	1,587	—		80,095

Expenses
Operating expenses	846	1,236	297	526	—		28,624
General and administrative	363	631	64	195	1,000	(B)	12,020
Management and franchise fees	189	261	32	56	—		7,048
Taxes, insurance and other	154	290	244	352	(434)	(I)	5,287
Acquisition related costs	—	—	—	—	9,821	(H)	9,821
Depreciation of real estate owned	570	679	171	624	(12,128)	(C)	10,737
					10,737	(D)
Interest, net	349	344	94	214	(5,835)	(E)	4,921

Total expenses	2,471	3,441	902	1,967	3,161		78,458

Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$23	$105	$(433)	$(380)	$(3,161)		$1,637

Basic and diluted earnings per common share							$0.05

Weighted average common shares outstanding - basic and diluted					31,423	(F)	31,423

Pro Forma Condensed Consolidated Statement of Operations (unaudited)
For the six months ended June 30, 2011
(In thousands, except per share data)

	Company Historical Statement of Operations	Denver, CO Hilton Garden Inn (A)	CN Hotel Portfolio (A)	McKibbon Hotel Portfolio (A)	Hawkeye Hotel Portfolio (A)	Omaha Downtown Lodging Investors II, LLC and Scottsdale Lodging Investors, LLC (A)	Chicago Hotel Portfolio (A)

Revenue:
Room revenue	$6,711	$1,273	$1,061	$10,135	$3,170	$5,205	$7,113
Other revenue	813	381	19	220	42	1,422	1,418

Total revenue	7,524	1,654	1,080	10,355	3,212	6,627	8,531

Expenses
Operating expenses	3,279	736	334	3,678	1,136	2,101	3,339
General and administrative	1,374	142	68	1,140	227	1,349	1,493
Management and franchise fees	576	224	96	915	426	532	610
Taxes, insurance and other	465	66	84	605	349	296	803
Acquisition related costs	4,548	—	—	—	—	—	—
Depreciation of real estate owned	1,098	225	135	1,277	457	525	741

Interest, net	(247)	128	137	1,732	638	600	1,226

Total expenses	11,093	1,521	854	9,347	3,233	5,403	8,212

Income tax expense	—	—	—	—	—	—	—

Net income (loss)	$(3,569)	$133	$226	$1,008	$(21)	$1,224	$319

Basic and diluted earnings per common share	$(0.18)

Weighted average common shares outstanding - basic and diluted	19,547

Pro Forma Condensed Consolidated Statement of Operations (unaudited)
For the six months ended June 30, 2011
(In thousands, except per share data)

	SASI, LLC Mason, OH Hilton Garden Inn (A)	Ascent Hospitality, Inc. Merrillville, IN Hilton Garden Inn (A)	VHRMR Round Rock , LTD Austin/Round Rock, TX Homewood Suites (A)	KRG/White LS Hotel, LLC & Kite Realty/White LS Hotel Operators, LLC South Bend, IN Fairfield Inn & Suites (A)	Pro forma Adjustments		Total Pro forma

Revenue:
Room revenue	$1,371	$1,635	$1,902	$1,381	$—		$40,957
Other revenue	238	180	36	21	—		4,790

Total revenue	1,609	1,815	1,938	1,402	—		45,747

Expenses
Operating expenses	419	521	682	496	—		16,721
General and administrative	304	401	136	148	250	(B)	7,032
Management and franchise fees	122	160	173	49	—		3,883
Taxes, insurance and other	71	110	80	198	—		3,127
Acquisition related costs	—	—	—	—	(4,259)	(H)	289
Depreciation of real estate owned	311	340	338	458	(4,807)	(C)	5,997
					4,899	(D)
Interest, net	222	203	159	240	(2,597)	(E)	2,441

Total expenses	1,449	1,735	1,568	1,589	(6,514)		39,490

Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$160	$80	$370	$(187)	$6,514		$6,257

Basic and diluted earnings per common share							$0.18

Weighted average common shares outstanding - basic and diluted					16,154	(F)	35,701

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A) Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2010 for the respective period prior to acquisition by the Company. The Company was initially formed on August 13, 2010, and had no operations prior to that date. Additionally, six properties began operations subsequent to January 1, 2010, and one property remained under construction as of June 30, 2011. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Mason, OH Hilton Garden Inn, opened February 2010, Winston-Salem, NC Hampton Inn & Suites, opened April 2010, South Bend, IN Fairfield Inn & Suites, opened June 2010, Cedar Rapids, IA Homewood Suites, opened August 2010, Austin/Round Rock, TX Homewood Suites, opened September 2010, Matthews, NC Fairfield Inn & Suites, opened November 2010 and Jacksonville, NC Home2 Suites is under construction.

(B) Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C) Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E) Interest expense related to prior owner’s debt which was not assumed has been eliminated.

(F) Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2010, or the dates the hotels began operations.

(G) Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H) Represents costs incurred to complete acquisitions, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs have been adjusted for hotel acquisitions on the latter of January 1, 2010 or the dates the hotels began operations.

(I) Represents preopening expenses which are the Seller’s responsibility and therefore have been eliminated.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight

Glade M. Knight,
Chief Executive Officer

November 9, 2011